                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported):       October 5, 1997
                                                  ------------------------------

                         ENDOVASCULAR TECHNOLOGIES, INC.
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               (Exact Name of Registrant as Specified in Charter)

         Delaware                  000-27540                  943096794
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(State or Other Jurisdiction         (Commission            (IRS Employer
      of Incorporation)              File Number)        Identification No.)


1360 O'Brien Drive, Menlo Park, California                            94025
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(Address of Principal Executive Offices)                            (Zip Code)


Company's telephone number, including area code: (415) 325-1600
                                                 -------------------------------


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         (Former Name or Former Address, if Changed Since Last Report.)


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ITEM 5.   OTHER EVENTS

          On October 5, 1997, the Registrant agreed to be acquired by Guidant Corporation, an Indiana corporation ("Guidant") through the statutory merger of Ski Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Guidant ("Merger Sub"), with and into the Registrant (the "Merger"), whereby the Registrant will become a wholly-owned subsidiary of Guidant. The Merger will be accomplished pursuant to the Agreement and Plan of Merger, dated as of October 5, 1997, among the Registrant, Guidant and Merger Sub, and a related Certificate of Merger (the "Merger Agreements"). The consummation of the Merger is subject, among other things, to the approval of the Merger by the stockholders of the Registrant, at a stockholders meeting, and the satisfaction of certain other closing conditions.

          As a result of the Merger, Guidant will become the owner of 100% of the issued and outstanding common stock of the Registrant and at the Effective Time, each share of common stock, par value $.00001 per share, of the Registrant (the "EVT Common Stock") issued and outstanding immediately prior to the effective time of the merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive such number or fraction of a number, rounded to four decimal places (the "Exchange Ratio"), of shares of common stock, without par value, of Guidant (the "Guidant Common Stock") that equals the result obtained by dividing $20.00 by the "Closing Price"; provided, however, that if the Closing Price shall be greater than or equal to $46.63 but less than or equal to $51.75, then the Exchange Ratio shall be fixed at $0.3865; provided, further, that if the Closing Price shall be less than $36.63, then the Exchange Ratio shall be the result obtained by dividing $18.00 by the Closing Price. Further, all unexpired and unexercised options to acquire the Registrant's common stock will be converted into an option to purchase Guidant Common Stock pursuant to the terms of the Guidant Corporation 1994 Stock Plan. The shares to be issued to the Registrant's stockholders will be issued pursuant to a registration statement on Form S-4, pursuant to the Securities Act of 1933, as amended.

          "Closing Price" means the average closing price of Guidant Common Stock, rounded to four decimal places, as reported in The Wall Street Journal's New York Stock Exchange Composite Transaction Reports, for each of the 10 consecutive Trading Days immediately preceding the third Trading Day prior to the Registrant's stockholders meeting. "Trading Day" means a day on which the New York Stock Exchange, Inc. is open for trading.

          Also on October 5, 1997, the Registrant and ChaseMellon Shareholder Services ("Chase") entered into an Amendment to Rights Agreement (the "Amendment") amending the Rights Agreement between the Registrant and Chase dated as of February 5, 1997 (the "Rights Agreement"). The Amendment provides that no person shall be an Acquiring Person under the Rights Agreement solely by reason of the execution and delivery of the Merger Agreements or related agreements and that the Rights Agreement will terminate upon the effective time of the Merger.

          Guidant and certain affiliates (representing approximately 26% of the outstanding Common Stock of the Registrant) entered into Support Agreements, dated October 5, 1997, whereby, among other things, such affiliates of the Registrant agreed to vote their shares of the Registrant's Common Stock in favor of the Merger, the approval and adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. Further, such affiliates of the Registrant also granted and appointed Guidant and certain officers of Guidant the proxy and attorney-in-fact to vote such shares of the Registrant's Common Stock in favor of adoption of the Merger Agreement.
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ITEM 7.   EXHIBITS.

          Exhibit
          Number    Description
          ------    -----------

          20.1      Joint Press Release of EndoVascular Technologies, Inc. and
                    Guidant Corporation dated October 6, 1997.

          99.1      Amendment to Rights Agreement between EndoVascular
                    Technologies, Inc. and ChaseMellon Shareholder Services dated October 5, 1997.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ENDOVASCULAR TECHNOLOGIES, INC.


Date:   October 16, 1997               By: /s/ W. James Fitzsimmons
                                           ------------------------
                                           W. James Fitzsimmons,
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX



Exhibit
Number    Description
------    -----------

20.1      Joint Press Release of EndoVascular Technologies, Inc. and Guidant
          Corporation dated October 6, 1997.

99.1      Amendment to Rights Agreement between EndoVascular Technologies, Inc.
          and ChaseMellon Shareholder Services dated October 5, 1997.